UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 21, 2017 (December 16, 2017)

Laureate Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Exeter Street

Baltimore, MD 21202

(Address of principal executive offices, including zip code)

(410) 843-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (d)

Resignation of Director

On December 16, 2017, Robert B. Zoellick, an independent director of Laureate Education, Inc. (the “Company”), advised the Company’s board of directors that he intends to resign as a director, effective December 31, 2017.  Mr. Zoellick did not express any disagreement with the Company.

Election of Director

On December 21, 2017, the Company’s board of directors elected Eilif-Serck Hanssen, the Company’s President and Chief Administrative Officer, who will become the Company’s Chief Executive Officer on January 1, 2018, to the board of directors, effective on that date, filling the vacancy created by the resignation of Mr. Zoellick.  Mr. Serck-Hanssen will hold office until the next annual election of directors and until his successor is duly elected and shall qualify.  The Company previously reported Mr. Serck-Hanssen’s promotion to Chief Executive Officer and the compensation arrangements associated with that promotion in a Current Report on Form 8-K filed on September 19, 2017, which Current Report is hereby incorporated herein by reference.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

	By:	/s/ Eilif Serck-Hanssen
Eilif Serck-Hanssen
President, Chief Financial Officer and Chief Administrative Officer

Date: December 21, 2017

2